Exhibit 99.1

FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz CFO - SVP Finance & Treasurer 1 866 447 8636 irit@ampal.com

FOR:	KM/KCSA Investor Relations
CONTACT:	Roni Gavrielov 011-972-3-516-7620 roni@km-ir.co.il

Jeff Corbin / Marybeth Csaby / David Burke 212-896-1214 / 212-896-1236 / 212-896-1258 jcorbin@kcsa.com / mcsaby@kcsa.com / dburke@kcsa.com

Ampal-American Israel Corporation Commences Offers in Israel to Purchase All Outstanding Shares and Convertible Debentures of Gadot Chemical Tankers And Terminals Ltd.

Tel Aviv, Israel – July 22, 2008 - Ampal-American Israel Corporation - (NASDAQ: "AMPL") today announced that Merhav-Ampal Energy Ltd. (“MAE”), a wholly owned subsidiary of Ampal, has commenced offers in Israel to purchase all outstanding shares of common stock (“Shares”) and all outstanding convertible debentures of Gadot Chemical Tankers And Terminals Ltd. ("Gadot").

The consummation of the offer to purchase the Shares is conditioned upon, among other things, (i) the tender of at least 15.72% of the outstanding Shares of Gadot and (ii) the tender of a sufficient number of convertible debentures such that Gadot will not be reporting issuer due to the convertible debentures. If the offers to purchase the Shares and convertible debentures are consummated, Ampal, through MAE, will hold at least 95% of the share capital of Gadot and will be able to require the remaining shareholders of Gadot to sell their shares to MAE.

The offer to purchase the Shares is for a price per Share of NIS 5.798 (approximately $1.673) and the offer to purchase the convertible debentures is for a purchase price per convertible debenture of NIS 1.642 (approximately $0.474).

The offers will expire on August 5, 2008 at 17:30 Israel time.

Currently, Ampal, through MAE, holds 79.28% of the outstanding share capital of Gadot (78.84% on a fully diluted basis).

Gadot and its group of companies form Israel's leading chemical distribution organization. Gadot ships, stores, and distributes liquid chemicals, oils, and a large variety of materials to the local industry. Gadot shares are traded on the Tel Aviv Stock Exchange under the symbol “GDTN”.

About Ampal:

Ampal and its subsidiaries acquire interests primarily in businesses located in the State of Israel or that are Israel-related. The Company is seeking opportunistic situations in a variety of industries, with a focus on energy and related sectors. The Company’s goal is to develop or acquire majority interests in businesses that are profitable and generate significant free cash flow that Ampal can control. For more information about Ampal please visit our web site at www.ampal.com.

Safe Harbor Statement

Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements.

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